     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 5, 1996


                                                      REGISTRATION NO. 333-07849

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------
                            DOLE FOOD COMPANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            HAWAII                                                        99-0035300
               (State or other jurisdiction of                                         (I.R.S. Employer
                incorporation or organization)                                       Identification No.)

                               ------------------
                             31365 OAK CREST DRIVE
                       WESTLAKE VILLAGE, CALIFORNIA 91361
                                 (818) 879-6600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------
                               J. BRETT TIBBITTS
        VICE PRESIDENT-CORPORATE GENERAL COUNSEL AND CORPORATE SECRETARY
                            DOLE FOOD COMPANY, INC.
                             31365 OAK CREST DRIVE
                       WESTLAKE VILLAGE, CALIFORNIA 91361
                                 (818) 879-6600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------
                                   COPIES TO:

                      CHARLES F. NIEMETH                                             FRANK H. GOLAY, JR.
                    O'MELVENY & MYERS LLP                                            SULLIVAN & CROMWELL
               153 EAST 53RD STREET, 54TH FLOOR                                    444 SOUTH FLOWER STREET
                   NEW YORK, NY 10022-4611                                          LOS ANGELES, CA 90071

                               ------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                               ------------------

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF SHARES                                   AMOUNT TO           OFFERING PRICE       AGGREGATE OFFERING
TO BE REGISTERED                                BE REGISTERED          PER SHARE (1)            PRICE (1)
Common Stock, no par value (2)                    4,140,000               $43.25              $179,055,000
Common Stock, no par value (2)                    1,610,000                None                   None

                                                  AMOUNT OF
TITLE OF SHARES                                 REGISTRATION
TO BE REGISTERED                                   FEE(1)
Common Stock, no par value (2)                   $61,744(3)
Common Stock, no par value (2)                      None


(1) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c), the registration fee is based upon the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange Composite Tape on July 5, 1996.

(2) Up to 2,875,000 shares of Common Stock registered hereby may be delivered upon the exchange of Dole Food Automatic Common Exchange Securities registered on a separate registration statement on Form N-2 (Registration Nos. 333-325; 811-7499). Such number of shares that may be delivered upon such exchange is subject to adjustment in accordance with Rule 416. Since such shares of Common Stock are deliverable only upon the exchange of Automatic Common Exchange Securities for which a registration fee is being paid pursuant to the registration statement referenced above, no further registration fee with respect to such shares is required pursuant to the provisions of Rule 457(i). No more than the 4,140,000 shares of Common Stock initially registered hereunder will be offered directly for consideration by the selling shareholder referenced herein.


(3) Paid with original filing.

                               ------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                EXPLANATORY NOTE



    This Registration Statement relates to up to 2,500,000 shares (or 2,875,000 shares if the Underwriters' over-allotment option is exercised in full) of Common Stock, no par value, of Dole Food Company, Inc. (the "Common Stock") that will be offered for sale directly to the public, and up to 2,500,000 shares (or 2,875,000 shares if the Underwriters' over-allotment option is exercised in full) of Common Stock that may be delivered by the Dole Food Automatic Common Exchange Security Trust (the "Trust"), a non-diversified closed-end management investment company, to holders of Automatic Common Exchange Securities of the Trust (the "Automatic Common Exchange Securities") upon exchange of the Automatic Common Exchange Securities. The Automatic Common Exchange Securities are being offered pursuant to a separate prospectus of the Trust (the "Trust Prospectus") included in a registration statement on Form N-2 (Registration Nos. 333-325; 811-7499). The complete Prospectus for the Common Stock offering follows immediately. After such Prospectus are the alternate pages for the prospectus to be attached to the Trust Prospectus. All other pages of the Prospectus for the Common Stock offering will be used in the prospectus to be attached to the Trust Prospectus.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED AUGUST 5, 1996



                                2,500,000 SHARES
                            DOLE FOOD COMPANY, INC.


                                  COMMON STOCK
                                 (NO PAR VALUE)
                                 --------------


    All the shares of Common Stock offered hereby are being sold by the Selling Shareholder. See "Selling Shareholder". The Company will not receive any of the proceeds from the sale of the shares.



    The last reported sale price of the Common Stock, which is listed under the Symbol "DOL", on the New York Stock Exchange on August 2, 1996 was $40.00 per share.



    In addition to the offering made hereby, the Selling Shareholder is offering up to 2,500,000 shares of Common Stock (exclusive of over-allotment shares) that may be delivered by the Dole Food Automatic Common Exchange Security Trust (the "Trust") to holders of Automatic Common Exchange Securities (the "Automatic Common Exchange Securities") upon exchange of such securities on August , 1999 (the "Exchange Date"). The respective closings of the offerings of the Common Stock and the Automatic Common Exchange Securities are not dependent on one another. See "Underwriting".

                                 --------------

THESE SECURITIES  HAVE  NOT  BEEN  APPROVED OR  DISAPPROVED  BY  THE  SECURITIES
 AND   EXCHANGE  COMMISSION  OR   ANY  STATE  SECURITIES   COMMISSION  NOR  HAS
  THE  SECURITIES   AND   EXCHANGE   COMMISSION  OR   ANY   STATE   SECURITIES
   COMMISSION  PASSED  UPON  THE  ACCURACY OR  ADEQUACY  OF  THIS PROSPECTUS.
              ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------

                                                            INITIAL PUBLIC     UNDERWRITING    PROCEEDS TO SELLING
                                                            OFFERING PRICE     DISCOUNT(1)       SHAREHOLDER(2)
                                                           ----------------  ----------------  -------------------
Per Share................................................  $                 $                  $
Total(3).................................................  $                 $                  $

- --------------

(1) The Selling Shareholder and the Company have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.


(2) Before deducting estimated expenses of $200,000 payable by the Selling Shareholder.



(3) The Selling Shareholder has granted the Underwriters an option for 30 days to purchase up to an additional 375,000 shares at the initial public offering price per share, less the underwriting discount, solely to cover over-allotments. If such option is exercised in full, the total initial public offering price, underwriting discount and proceeds to Selling
    Shareholder will be $         , $         and $         , respectively.  See
    "Underwriting".


                                 --------------


    The shares offered hereby are offered by Goldman, Sachs & Co., as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the certificates for the shares will be ready for delivery in New York, New York, on or about August
  , 1996, against payment therefor in immediately available funds.


                              GOLDMAN, SACHS & CO.
                                   ---------


                The date of this Prospectus is August   , 1996.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AND THE AUTOMATIC COMMON EXCHANGE SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, THE PACIFIC STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                             AVAILABLE INFORMATION

    Dole Food Company, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 or at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. The Company's Common Stock, no par value (the "Common Stock") is listed on the New York Stock Exchange (the "NYSE") and the Pacific Stock Exchange (the "PSE"). Reports, proxy statements and other information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 or the PSE, 115 Sansome Street, 8th Floor, San Francisco, California 94104.

    This Prospectus constitutes a part of a Registration Statement on Form S-3 filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration
Statement and related exhibits for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents heretofore filed by the Company under the Exchange Act with the Commission are incorporated herein by reference:

         (i)
       the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1995; and

        (ii)
       the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 23, 1996 and June 15, 1996.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus but prior to the termination of this offering, shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

    The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the document that this Prospectus incorporates by reference). Requests should be directed to Corporate Secretary, Dole Food Company, Inc., 31365 Oak Crest Drive, Westlake Village, California 91361, telephone number (818) 879-6600.

                                  THE COMPANY


    The Company is engaged in the business of food production and distribution. The Company is one of the largest companies engaged in the worldwide sourcing, growing, processing, distributing and marketing of high quality, branded fresh produce. The Company sources, grows, processes or markets fruits, vegetables, nuts and beverages in the following locations: North America, Latin America, Asia and Europe.


    The Company's principal executive offices are located at 31365 Oak Crest Drive, Westlake Village, California 91361, telephone (818) 879-6600.

                                USE OF PROCEEDS


    The Company will not receive any proceeds from the sales of the shares of Common Stock or the Automatic Common Exchange Securities. All of the shares of Common Stock (including shares deliverable upon exchange of the Automatic Common Exchange Securities) are beneficially owned by the Selling Shareholder.


                              SELLING SHAREHOLDER


    The shares of Common Stock offered in the Common Stock offering are being offered for the account of David H. Murdock (the "Selling Shareholder"), as trustee of the David H. Murdock Living Trust dated May 28, 1986, as amended. The shares of Common Stock for which Automatic Common Exchange Securities may be exchanged, or cash in lieu thereof, will be delivered to the Trust by the Selling Shareholder pursuant to a forward purchase contract between the Trust and the Selling Shareholder. Mr. Murdock has been Chairman of the Board, Chief Executive Officer and a Director of the Company since July, 1985. Mr. Murdock also has been Chairman of the Board, Chief Executive Officer and a Director of Castle & Cooke, Inc., a Hawaii corporation, since October, 1995; and Chairman of the Board and Chief Executive Officer of Flexi-Van Corporation, a Delaware corporation indirectly wholly-owned by Mr. Murdock, since June, 1982. Mr. Murdock also is sole owner and developer of the Sherwood Country Club in Ventura County, California, and numerous other real estate developments, and sole shareholder of numerous corporations engaged in a variety of business ventures and in the manufacture of textile-related products, and in industrial and building products.


    See the documents referred to in "Incorporation of Certain Documents by Reference" for additional information about Mr. Murdock.


    The following table sets forth certain information for the Selling Shareholder with respect to (i) such Selling Shareholder's beneficial ownership of the Common Stock prior to the Common Stock offering, (ii) the number of shares being offered for sale in the Common Stock offering, and (iii) the number of shares and the percentage of outstanding shares of the Common Stock to be beneficially owned by such Selling Shareholder after the offering referred to in clause (ii) above. The following table does not reflect that up to 2,875,000 shares of Common Stock may be delivered by the Selling Shareholder to the Trust pursuant to the forward purchase contract referenced above.



Shares of Common Stock Beneficially Owned Prior to the
  Common Stock Offering....................................   13,864,278(1)(2)
Shares of Common Stock being Offered in the Common Stock
  Offering.................................................    2,500,000(3)
Shares of Common Stock to be Beneficially Owned After the
  Common Stock Offering....................................   11,364,278(3)
Percentage of Outstanding Shares of Common Stock to be
  Beneficially Owned After the Common Stock Offering.......         18.8%(3)(4)


- ------------------

(1) Information is as of August 2, 1996. Mr. Murdock beneficially owns 279,476 shares of Common Stock that may be purchased upon the exercise of employee stock options exercisable on the date hereof or within 60 days thereafter.

(2) Mr. Murdock customarily maintains revolving lines of credit in conjunction with his various business activities, under which borrowings and security vary from time to time, and pursuant to which he provides collateral owned by him, including his shares in the Company. His reported holdings include:
     (1) 12,263,622 shares of Common Stock owned by David H. Murdock as Trustee for the David H. Murdock Living Trust, dated May 28, 1986; (2) 1,240,310 shares of Common Stock owned by Flexi-Van Delaware, Inc., a corporation indirectly wholly-owned by Mr. Murdock; and (3) 80,870 shares of Common Stock owned by or for the benefit of Mr. Murdock's children.


(3)  Assumes the Underwriters' over-allotment option is not exercised.



(4) The percentage set forth above is calculated on the basis of the number of shares of Common Stock outstanding on August 2, 1996, plus, all stock options granted to Mr. Murdock under the Company's stock option plans that are exercisable within 60 days following the date hereof.


                          DESCRIPTION OF CAPITAL STOCK

    The authorized capital stock of the Company consists of 80,000,000 shares of Common Stock, no par value, and 30,000,000 shares of Preferred Stock, no par value ("Preferred Stock").

DESCRIPTION OF COMMON STOCK

    GENERAL

    The holders of the outstanding shares of Common Stock have full voting rights, one vote for each share held of record on all matters voted on by shareholders (with no cumulative voting rights), and the holders of such shares will possess all voting power, except as otherwise required by law or provided in any resolution adopted by the Board of Directors with respect to any series of Preferred Stock. The affirmative vote of the holders of at least a majority of the shares of Common Stock represented in person or by proxy at the applicable meeting of shareholders and entitled to vote thereat is required with respect to the election of directors and certain other matters.


    Subject to the rights of holders of any outstanding series of Preferred Stock described below, holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Company out of funds legally available therefor. Upon liquidation, dissolution, or winding up of the Company (but subject to the rights of holders of Preferred Stock), the assets legally available for distribution to holders of Common Stock shall be distributed ratably among such holders. Holders of Common Stock have no preemptive or other preferential subscription or conversion rights, and no liability for further calls upon shares. The Common Stock is not subject to assessment.


    The Transfer Agent and Registrar for the Common Stock is The First National Bank of Boston.

    CERTAIN PROVISIONS OF THE COMPANY'S ARTICLES OF ASSOCIATION, BY-LAWS AND HAWAII LAW

    The Company's Articles of Association (the "Articles") and By-Laws (the "By-Laws"), as well as Hawaii law, contain certain provisions that could make more difficult the acquisition of control of the Company by means of a tender offer, open market purchases, a proxy fight or otherwise. Set forth below is a description of such provisions, which is intended as a summary only and is qualified in its entirety by reference to the Company's Articles of Association and By-Laws, the forms of which are incorporated as Exhibits to the Registration Statement on Form S-3 filed by the Company with the Commission under the Securities Act, of which this Prospectus constitutes a part. Certain provisions of the Company's stock option and award plan which permit the accelerated exercise of options or similar rights upon certain events which may involve a change in control of the Company could also have an anti-takeover effect.

    The Company believes that the availability of Preferred Stock will provide the Company with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs which might arise. Having such authorized shares available for issuance will allow the Company to issue shares of Preferred Stock without the expense and delay of a special shareholders' meeting. The authorized Preferred Stock, as well as Common Stock, will be available for issuance without further action by the Company's shareholders, unless such action is required by applicable law or the rules of any stock exchange on which securities of the Company may be listed. Although the

Board of Directors of the Company has no intention at the present time of doing so, it would have the power to issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.


    The Hawaii Corporate Takeovers Act, Ch. 417E, Hawaii Revised Statutes, generally applies to "takeover offers" made to residents of the State of Hawaii in which the offeror would become the beneficial owner of at least ten percent of the equity securities of any publicly traded corporation organized under the laws of the State of Hawaii, such as the Company, unless the takeover (i) is approved in writing by the board of directors of the corporation, (ii) is registered under the Hawaii Corporate Takeovers Act or (iii) is otherwise exempt under the Act. The application of this Act could deter potential purchasers from attempting to buy the Company's outstanding Common Stock or any outstanding Preferred Stock.


    Under the Hawaii Environmental Disclosure Statute, a person (including such person's affiliates) who beneficially owns at least ten percent but less than 50% of the securities entitled to vote for the election of directors of the Company may not acquire more than five percent of such securities during any 12-month period without filing an Environmental Disclosure Statement with the Hawaii Office of Environmental Quality Control.

    The Hawaii Business Corporation Act provides that a director of a Hawaii corporation, in determining the best interests of the corporation, may consider, in such director's discretion, the following factors in addition to the interests of the corporation's shareholders: the interests of the corporation's employees, customers, suppliers and creditors, including, without limitation, the impact of any action upon the communities in or near which the corporation has offices or operations; the economy of the State of Hawaii and of the United States; community and societal considerations; and the long-term as well as the short-term interests of the corporation and its shareholders, including, without limitation, the possibility that these interests may be best served by the continued independence of the corporation.

    The Company's By-Laws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. Although the purpose of the notice procedure is to afford the Board of Directors a meaningful opportunity to consider and, to the extent deemed desirable by the Board of Directors, to inform shareholders of, the qualifications of the proposed nominees, the notice procedure may have the effect of precluding a nomination for the election of directors at a particular shareholders' meeting.

DESCRIPTION OF PREFERRED STOCK


    Under the Articles of the Company, the Board of Directors of the Company is authorized without further shareholder action to provide for the issuance of up to 30,000,000 shares of Preferred Stock, in one or more series, and to fix for each series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights (including conversion, redemption, liquidation and voting rights), and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue of a series of such stock adopted, at any time or from time to time, by the Board of Directors of the Company (as used herein the term "Board of Directors of the Company" includes any duly authorized committee thereof) and as are permitted by the Hawaii Business Corporation Act. The holders of the Preferred Stock that may be issued from time to time in the future, may have preferences, powers and rights (including voting rights) that are senior to the rights of the Common Stock.

                                  UNDERWRITING


    Subject to the terms and conditions of the Underwriting Agreement, the Selling Shareholder has agreed to sell to Goldman, Sachs & Co. ("Goldman Sachs"), and Goldman Sachs have agreed to purchase from the Selling Shareholder, 2,500,000 shares of Common Stock.


    Under the terms and conditions of the Underwriting Agreement, Goldman Sachs are committed to take and pay for all of the shares offered hereby, if any are taken.

    Goldman Sachs propose to offer the shares of Common Stock in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at such price less a concession of $. per share. Goldman Sachs may allow, and such dealers may reallow, a concession not in excess of $. per share to certain brokers and dealers. After the shares of Common Stock are released for sale to the public, the offering price and other selling terms may from time to time be varied by Goldman Sachs.


    The Selling Shareholder has granted Goldman Sachs an option exercisable for 30 days after the date of this Prospectus to purchase up to an aggregate of 375,000 additional shares of Common Stock solely to cover over-allotments, if any.



    The Selling Shareholder and the Company have agreed that, during the period beginning on the date of this Prospectus and continuing to and including the date 180 days, in the case of the Selling Shareholder, and 90 days, in the case of the Company, after the date of this Prospectus, they will not offer, sell, contract to sell or otherwise dispose of any Common Stock or other securities of the Company (other than pursuant to employee stock option plans existing, or on the conversion or exchange of convertible or exchangeable securities outstanding, on the date of this Prospectus) which are substantially similar to the Common Stock or which are convertible or exchangeable into Common Stock or other securities which are substantially similar to the Common Stock, without the prior written consent of Goldman Sachs, except for the shares offered hereby.


    The Selling Shareholder and the Company have agreed to indemnify Goldman Sachs against certain liabilities, including liabilities under the Securities Act of 1933.


    Up to 2,500,000 additional shares of Common Stock (or up to 2,875,000 shares if the applicable over-allotment option is exercised in full) may be delivered by the Trust to holders of the Automatic Common Exchange Securities upon exchange of the Automatic Common Exchange Securities on the Exchange Date. In lieu of delivery of such shares, the Selling Shareholder may elect to pay cash on the Exchange Date for each share then deliverable in an amount equal to the average closing price of the Common Stock on the 20 trading days immediately preceding the Exchange Date. The Automatic Common Exchange Securities are being offered through an underwriter or underwriters in the manner described in the Trust Prospectus. The respective closings of the offerings of the Common Stock and the Automatic Common Exchange Securities are not dependent upon one another.


                                    EXPERTS

    The audited consolidated financial statements and related audited consolidated financial statement schedules of the Company and its subsidiaries, incorporated by reference in this Prospectus and included in the Company's Annual Report on Form 10-K for the year ended December 30, 1995, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

                               VALIDITY OF SHARES


    The validity of the shares of Common Stock being offered hereby will be passed upon for the Company by Goodsill Anderson Quinn & Stifel, Honolulu, Hawaii, and certain legal matters will be passed upon for the Underwriters by Sullivan & Cromwell, Los Angeles, California. Sullivan & Cromwell will rely on the opinion of Goodsill Anderson Quinn & Stifel with respect to matters governed by Hawaiian law.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                 --------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Available Information.......................................    2
Incorporation of Certain Documents by Reference.............    2
The Company.................................................    3
Use of Proceeds.............................................    3
Selling Shareholder.........................................    3
Description of Capital Stock................................    4
Underwriting................................................    6
Experts.....................................................    6
Validity of Shares..........................................    6


                                2,500,000 SHARES


                                   DOLE FOOD
                                 COMPANY, INC.

                                  COMMON STOCK
                                 (NO PAR VALUE)

                                 -------------

                                   PROSPECTUS

                                 -------------

                              GOLDMAN, SACHS & CO.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED AUGUST 5, 1996

                                2,500,000 SHARES
                            DOLE FOOD COMPANY, INC.

                                  COMMON STOCK
                                 (NO PAR VALUE)

                                 --------------

    This Prospectus relates to up to 2,500,000 shares of Common Stock of the Company (exclusive of over-allotment shares) beneficially owned by the Selling Shareholder identified under the heading "Selling Shareholder" that may be delivered by the Dole Food Automatic Common Exchange Security Trust (the "Trust") to holders of Automatic Common Exchange Securities of the Trust (the "Automatic Common Exchange Securities") upon exchange of such securities on August , 1999. The Automatic Common Exchange Securities are being sold by the Trust in an offering described in the attached prospectus of the Trust (the "Trust Prospectus"). See "Trust Prospectus".

    In addition, the Selling Shareholder is offering up to 2,500,000 shares of Common Stock (exclusive of over-allotment shares) pursuant to a separate prospectus of the Company. The respective closings of the offerings of the Automatic Common Exchange Securities and the Common Stock are not dependent upon one another. The Company will not receive any proceeds from the sales of the Automatic Common Exchange Securities or shares of the Common Stock.

    The last reported sale price of the Common Stock, which is listed under the Symbol "DOL", on the New York Stock Exchange on August 2, 1996 was $40.00 per share.
                                 --------------

THESE SECURITIES  HAVE  NOT  BEEN  APPROVED OR  DISAPPROVED  BY  THE  SECURITIES
 AND   EXCHANGE  COMMISSION  OR   ANY  STATE  SECURITIES   COMMISSION  NOR  HAS
  THE  SECURITIES   AND   EXCHANGE   COMMISSION  OR   ANY   STATE   SECURITIES
   COMMISSION  PASSED  UPON  THE  ACCURACY OR  ADEQUACY  OF  THIS PROSPECTUS.
              ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------

                              GOLDMAN, SACHS & CO.
                                    --------

                The date of this Prospectus is August   , 1996.

                              PLAN OF DISTRIBUTION

    The Automatic Common Exchange Securities will be distributed as described in the Trust Prospectus under the caption "Underwriting".

                                TRUST PROSPECTUS

    The Automatic Common Exchange Securities are being offered pursuant to the Trust Prospectus. This Prospectus relates only to the Common Stock that may be delivered upon exchange of the Automatic Common Exchange Securities. The Company takes no responsibility for any information included in or omitted from the Trust Prospectus. The Trust Prospectus does not constitute a part of this Prospectus nor is it incorporated by reference herein.

                                    EXPERTS

    The audited consolidated financial statements and related audited consolidated financial statement schedules of the Company and its subsidiaries, incorporated by reference in this Prospectus and included in the Company's Annual Report on Form 10-K for the year ended December 30, 1995, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

                               VALIDITY OF SHARES

    The validity of the shares of Common Stock being offered hereby will be passed upon for the Company by Goodsill Anderson Quinn & Stifel, Honolulu, Hawaii, and certain legal matters will be passed upon for the Underwriters by Sullivan & Cromwell, Los Angeles, California. Sullivan & Cromwell will rely on the opinion of Goodsill Anderson Quinn & Stifel with respect to matters governed by Hawaiian law.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                 --------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Available Information.......................................    2
Incorporation of Certain Documents by Reference.............    2
The Company.................................................    3
Use of Proceeds.............................................    3
Selling Shareholder.........................................    3
Description of Capital Stock................................    4
Plan of Distribution........................................    6
Trust Prospectus............................................    6
Experts.....................................................    6
Validity of Shares..........................................    6

                                2,500,000 SHARES

                                   DOLE FOOD
                                 COMPANY, INC.

                                  COMMON STOCK
                                 (NO PAR VALUE)

                                 -------------

                                   PROSPECTUS

                                 -------------

                              GOLDMAN, SACHS & CO.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


 SEC registration fee............................................  $  61,744
*Accounting fees and expenses....................................     17,500
*Legal fees and expenses.........................................     75,000
*Miscellaneous expenses..........................................     45,756
                                                                   ---------
    *Total(1)....................................................  $ 200,000
                                                                   ---------
                                                                   ---------


- --------------
*   Estimated.

(1) All expenses will be paid by the Selling Shareholder.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    GENERAL

    Pursuant to the Hawaii Business Corporation Act (the "Hawaii BCA"), officers and directors of the Company are covered by certain provisions of the Articles of Association of the Company, the By-Laws (the "By-Laws") of the Company and insurance policies which serve to indemnify them against certain liabilities which they may incur in such capacities. These various provisions are described below.

    ELIMINATION OF LIABILITY IN CERTAIN CIRCUMSTANCES


    In June 1989, Hawaii enacted legislation (the "1989 Act") which authorizes corporations to limit or eliminate the personal liability of their directors in any action brought by the corporation or their shareholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, a director must act in good faith in a manner such director reasonably believes to be in the best interests of the corporation and with such care as a prudent person in like position would use under similar circumstances. Although the 1989 Act does not change directors' duty of care, it enables corporations to limit available relief to the corporation or its shareholders to equitable remedies such as injunction or rescission. Article IX of the Company's By-Laws eliminate the personal liability of directors to the Company or its shareholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the 1989 Act, as amended from time to time. Specifically, directors of the Company will not be personally liable to the Company or its shareholders for monetary damages for breach of a director's fiduciary duty of care as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or which constitute a wilful or reckless disregard of the director's fiduciary duty of care, (iii) for payments of dividends, stock purchases or redemptions contrary to the provisions of the Hawaii BCA or (iv) for any transaction from which the director derived an improper benefit. If the Hawaii BCA is amended after the effective date of Article IX of the Company's By-Laws to further eliminate or limit the personal liability of directors, then the liability of a director of the Company will be eliminated or limited to the fullest extent permitted by the Hawaii BCA, as so amended. The 1989 Act was amended effective July 1, 1996 (the "1996 Amendment") to provide that the elimination or limitation of personal liability of directors shall be provided for in the articles of incorporation. As stated above, this provision was included in the By-Laws of the Company as permitted under the 1989 Act prior to its amendment in 1996. The 1996 Amendment does not include any provision stating its effect on a By-Law provision adopted pursuant to the 1989 Act prior to the effective date of the 1996 Amendment. The inclusion of this provision in the Company's By-Laws may have the effect of reducing the likelihood of litigation against directors, even though such an action, if successful, might otherwise have benefited the Company and its shareholders.

    INDEMNIFICATION AND INSURANCE


    Section 1 of Article VIII of the By-Laws provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or of any division of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.


    Section 2 of Article VIII of the By-Laws provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or of any division of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company unless and only to the extent that the court in which such action or suit was brought or in any other court having jurisdiction in the premises shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.


    Any indemnification under Section 1 or Section 2 of Article VIII of the By-Laws (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or
Section 2. Such determination shall be made (i) by the Company's Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion to the Company, or
(iii) by a majority vote of the shareholders of the Company. To the extent, however, that a director, officer, employee or agent of the Company or any division of the Company, or a person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.


    Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the

Company's Board of Directors in a particular case upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company.


    The indemnification pursuant to Article VIII of the By-Laws is not exclusive of any other rights to which those seeking indemnification may be entitled and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.


    The Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or of any division of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of
Article VIII of the By-Laws.


ITEM 16. EXHIBITS


   EXHIBIT
   NUMBER                                              DESCRIPTION OF EXHIBIT
- -------------  -------------------------------------------------------------------------------------------------------
        1      Form of Underwriting Agreement for the Common Stock between the Company, the Selling Shareholder and
               Goldman, Sachs & Co. (previously filed as Exhibit 1 to the Registration Statement on Form S-3
               (Registration No. 333-07849) to which this Amendment No. 1 relates).
        4.1    Articles of Association*
        4.2    By-Laws of the Company, as amended**
        5      Opinion and Consent of Goodsill Anderson Quinn & Stifel
       23.1    Consent of Goodsill Anderson Quinn & Stifel (contained in Exhibit 5)
       23.2    Consent of Arthur Andersen LLP
       24      Power of Attorney (contained in Part II of the originally filed Registration Statement)


- --------------
* Included in the Company's Annual Report on Form 10-K for the year ended December 28, 1991, and incorporated herein by reference.

** Included in the Company's Annual Report on Form 10-K for the year ended January 1, 1994, and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

    (1)For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2)For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westlake Village, California, on August 2, 1996.


                                          DOLE FOOD COMPANY, INC.

                                          Registrant


                                          By        /s/ MICHAEL S. KARSNER


                                             -----------------------------------

                                                     Michael S. Karsner,
                                                  SENIOR VICE PRESIDENT AND
                                                   CHIEF FINANCIAL OFFICER



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                 *                   Chairman of the Board and
- -----------------------------------   Chief Executive Officer    August 2, 1996
         David H. Murdock             and Director

                 *                   President, Chief
- -----------------------------------   Operating Officer and      August 2, 1996
        David A. DeLorenzo            Director

               /s/ MICHAEL S.        Senior Vice President and
              KARSNER                 Chief Financial Officer
- -----------------------------------   (Principal Financial       August 2, 1996
        Michael S. Karsner            Officer)

                                     Vice President -- Finance
                 *                    and Controller
- -----------------------------------   (Principal Accounting      August 2, 1996
         Patricia A. McKay            Officer)

                 *
- -----------------------------------  Director                    August 2, 1996
          Elaine L. Chao

                 *
- -----------------------------------  Director                    August 2, 1996
             Mike Curb

                 *
- -----------------------------------  Director                    August 2, 1996
         Richard M. Ferry

                 *
- -----------------------------------  Director                    August 2, 1996
           James F. Gary

    *By:        /s/ MICHAEL S.
              KARSNER
- -----------------------------------
        Michael S. Karsner
         ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


  EXHIBIT
  NUMBER                                              DESCRIPTION OF EXHIBIT
- -----------  --------------------------------------------------------------------------------------------------------
       1     Form of Underwriting Agreement for the Common Stock between the Company, the Selling Shareholder and
             Goldman, Sachs & Co. (previously filed as Exhibit 1 to the Registration Statement on Form S-3
             (Registration No. 333-07849) to which this Amendment No. 1 relates).
       4.1   Articles of Association*
       4.2   By-Laws of the Company, as amended**
       5     Opinion and Consent of Goodsill Anderson Quinn & Stifel
      23.1   Consent of Goodsill Anderson Quinn & Stifel (contained in Exhibit 5)
      23.2   Consent of Arthur Andersen LLP
      24     Power of Attorney (contained in Part II of the originally filed Registration Statement)


- --------------
 *Included  in  the Company's  Annual Report  on  Form 10-K  for the  year ended
  December 28, 1991, and incorporated herein by reference.

**Included in  the Company's  Annual Report  on  Form 10-K  for the  year  ended
  January 1, 1994, and incorporated herein by reference.